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                                                                     EXHIBIT 3.3

Fee:  $50.00
FILE IN DUPLICATE



                             CERTIFICATE OF MERGER

TO THE SECRETARY OF STATE OF OKLAHOMA, 101 State Capitol Building, Oklahoma City, Oklahoma 73105:

     The undersigned, GOTHIC PRODUCTION CORPORATION, an Oklahoma corporation, hereby certifies:

     1. This Certificate of Merger is being filed pursuant to Section 81 of the Oklahoma General Corporation Act, Okla. Stat. Tit. 18, (S)1081.

     2. The name and state of incorporation of each of the Constituent Corporations are as follows:

     Name of Corporation                     State of Incorporation
     -------------------                     ----------------------

     Gothic Energy of Texas, Inc.                      Oklahoma
     Gothic Production Corporation                     Oklahoma

     3. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Okla. Stat. Tit. 18, (S)1081.

     4.  The name of the surviving corporation is:

              Gothic Production Corporation

     5. The Certificate of Incorporation of Gothic Production Corporation, as amended, shall be the Certificate of Incorporation of the Surviving Corporation.

     6. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at the following address:

             5757 South Lewis Avenue, Suite 700
             Tulsa, Oklahoma  74015

     7. A copy of the Agreement and Plan of Merger will be furnished on request and without cost to any shareholder of any Constituent Corporation.
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     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate to be executed by its President and attested by its Secretary this 20th day of April, 1998.


                                       GOTHIC PRODUCTION CORPORATION



                                       By:    /s/ Michael Paulk
                                            ---------------------------
                                            Michael Paulk, President



Attest:



By:    /s/ Andy McGuire
    --------------------------
    Andy McGuire, Secretary